Exhibit 23.1

Consent of Wipfli, LLP, Independent Registered Accounting Firm

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of AnchorBank, fsb of our report dated September 24, 2012, relating to the financial statements of AnchorBank, fsb Retirement Plan, which appears in this Form 11-K.

/s/ Wipfli LLP

Wipfli LLP

September 24, 2012

Madison, Wisconsin